Exhibit 99.2
NOTICE OF GUARANTEED DELIVERY
FOR SUBSCRIPTION RIGHTS ISSUED BY
FARMERS NATIONAL BANC CORP.
     This Notice of Guaranteed Delivery must be used to exercise the subscription rights (the “Subscription Rights”) pursuant to the rights offering (the “Rights Offering”) as described in the prospectus dated December [•], 2010 (the “Prospectus”) of Farmers National Banc Corp., an Ohio corporation (the “Company”), if a holder of Subscription Rights cannot deliver the Rights Certificate to the subscription agent listed below (the “Subscription Agent”) before 5:00 p.m., Eastern Time, on [•], 2011 (as such date may be extended, the “Expiration Date”). This Notice must be delivered by facsimile transmission, first class mail, or overnight delivery to the Subscription Agent and must be received by the Subscription Agent before 5:00 p.m., Eastern Time, not later than the Expiration Date.
     Payment of the subscription price of $[•] per share of the Company’s common shares subscribed for pursuant to the exercise of Subscription Rights must be received by the Subscription Agent in the manner specified in the Prospectus before 5:00 p.m., Eastern Time, on the Expiration Date even if the Rights Certificate is being delivered pursuant to the Guaranteed Delivery Procedures hereunder.

By Mail:	By Facsimile Transmission:	By Hand or Overnight Courier:
BNY Mellon Shareowner Services	(For Eligible Institutions Only)	BNY Mellon Shareowner Services
Attn: Corporate Action	[•]	Attn: Corporate Action Department,
Department, 27th Floor	Telephone Number for Confirmation:	27th Floor
P.O. Box 3301	[•]	480 Washington Boulevard
South Hackensack, New Jersey 07606		Jersey City, New Jersey 07310
Telephone Numbers for Information
Agent:
BNY Mellon Shareowner Services
(866) 365-9071 (Toll Free)
(201) 680-6575 (Collect)
     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS INSTRUMENT VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

     Ladies and Gentlemen:
     The undersigned hereby represents that the undersigned is the holder of a subscription rights statement (the “Subscription Rights Statement”) representing [•] Subscription Rights and that the undersigned cannot deliver a Rights Certificate to the Subscription Agent prior to the Expiration Date of the Rights Offering. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise Subscription Rights represented by the Subscription Rights Statement to subscribe for [•] Common Shares in the Rights Offering, subject to the conditions and limitations described further in the Prospectus.
     The undersigned understands that payment of the full subscription price of $ [•] per share subscribed for in the Rights Offering must be received by the Subscription Agent before 5:00 p.m., Eastern Time, on the Expiration Date, and represents that such payment, in the aggregate amount of $[•], either:
•	Is being delivered to the Subscription Agent herewith; or
•	Has been delivered separately to the Subscription Agent in the manner set forth below:
o	uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.);

o	certified check; or

o	bank draft.

Name of maker:

Date of check or draft:

Check or draft number:

Bank on which check is drawn:

Name(s):	Signature(s):	Address(es):	Telephone No.:

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GUARANTEE OF DELIVERY
Dated:      December [•], 2010

(Address)	(Name of Firm)

(Telephone Number)	(Authorized Signature)
     The undersigned, a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the Rights Certificate representing the Subscription Rights being exercised hereby, with any required signature guarantee and any other required documents, by no later than three business days after the Expiration Date of the Rights Offering.
     The institution that completes this form must communicate the guarantee to the Subscription Agent and must deliver the Rights Certificate to the Subscription Agent within three business days following the Expiration Date of the Rights Offering as described in the Prospectus. Failure to do so could result in a financial loss to such institution.

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